EXHIBIT 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SM&A Amended and Restated Employee Stock Purchase Plan of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of SM&A included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orange County, California
September 4, 2002